Exhibit 99.3

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2004 and December 31, 2003; for the three and nine months ended September 30, 2004 and 2003, and for the period from inception (April 17, 2001) to September 30, 2004

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

INDEX

Condensed Consolidated Financial Statements (unaudited)

Condensed Consolidated Balance Sheets – September 30, 2004 and December 31, 2003	3

Condensed Consolidated Statements of Operations and Comprehensive Loss - three and nine months ended September 30, 2004 and 2003, and the period from inception (April 17, 2001) to September 30, 2004	4

Condensed Consolidated Statements of Cash Flows - nine months ended September 30, 2004 and 2003, and the period from inception (April 17, 2001) to September 30, 2004	5

Notes to Condensed Consolidated Financial Statements	6

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	September 30 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$21,807	$18,234
Restricted cash and investments	—	58,312
Receivables, net	122	11
Inventories	533	—
Prepaid expenses	1,995	566

Total current assets	24,457	77,123

Restricted cash and investments	130,284	297,829
Property and equipment, net	1,443,705	763,254
Water rights	256	256
Trademark	1,000	1,000
Deferred financing costs	40,611	50,972
Other assets	45,269	18,749

Total assets	$1,685,582	$1,209,183

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts and construction payables	$2,088	$562
Accrued interest	13,578	9,438
Accrued compensation and benefits	3,266	913
Other accrued expenses	4,508	174
Due to affiliates	71,445	48,874

Total current liabilities	94,885	59,961

Long-term debt	594,528	385,220
Other long-term liabilities	1,600	—
Due to affiliates	829,883	542,107

Total liabilities	1,520,896	987,288

Commitments and contingencies

Member’s equity:
Contributed capital	237,075	237,075
Accumulated other comprehensive income	5,854	8,793
Deficiency accumulated from inception during the development stage	(78,243)	(23,973)

Total member’s equity	164,686	221,895

Total liabilities and member’s equity	$1,685,582	$1,209,183

The accompanying notes are an integral part of these condensed consolidated financial statements

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30		From Inception to September 30
	2004	2003	2004	2003	2004
Revenues	$—	$—	$—	$—	$790

Expenses:
Pre-opening costs	11,356	4,320	26,613	10,554	49,963
Depreciation and amortization	869	514	2,290	1,505	6,182
Cost of water	1	—	3	—	3
Loss on sale of assets	—	—	550	—	583
Loss from incidental operations	732	84	911	233	1,429

Total expenses	12,958	4,918	30,367	12,292	58,160

Operating loss	(12,958)	(4,918)	(30,367)	(12,292)	(57,370)

Other income (expense):
Interest expense, net	—	(1,234)	—	(5,157)	(6,920)
Interest income	488	1,830	1,725	6,736	11,675
Loss on extinguishment of debt	—	—	(25,628)	—	(25,628)

Other income (expense)	488	596	(23,903)	1,579	(20,873)

Net loss accumulated during the development stage	(12,470)	(4,322)	(54,270)	(10,713)	(78,243)
Change in fair value of interest rate swaps	(8,925)	5,464	(2,938)	5,729	5,854

Comprehensive loss	$(21,395)	$1,142	$(57,208)	$(4,984)	$(72,389)

The accompanying notes are an integral part of these condensed consolidated financial statements

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Nine Months Ended September 30,		From Inception to September 30,
	2004	2003	2004
Cash flows from operating activities:
Net loss accumulated during the development stage	$(54,270)	$(10,713)	$(78,243)

Adjustments to reconcile net loss accumulated during during the development stage to net cash provided by (used in) operating activities:
Depreciation and amortization	2,290	1,505	6,182
Write-off and amortization of deferred financing costs and original issue discount	19,534	9,353	32,041
Loss on sale of assets	550	—	583
Increase (decrease) in cash from changes in:			—
Receivables, net	(111)	(173)	(122)
Inventories and prepaid expenses	(1,962)	(208)	(2,528)
Accounts payable and accrued expenses	8,753	10,440	19,844

Net cash provided by (used in) operating activities.	(25,216)	10,204	(22,243)

Cash flows from investing activities:
Capital expenditures, net of construction payables	(618,624)	(283,695)	(1,093,646)
Restricted cash and investments	225,857	258,811	(130,284)
Other assets	(24,259)	(2,185)	(35,215)

Net cash provided by (used in) investing activities	(417,026)	(27,069)	(1,259,145)

Cash flows from financing activities:
Equity contributions	—	—	237,075
Payment of deferred financing costs	—	—	(61,735)
Proceeds from issuance of long-term debt	322,555	—	703,889
Principal payments of long-term debt	(122,420)	—	(122,420)
Due to related parties	245,680	22,347	546,386

Net cash provided by financing activities	445,815	23,347	1,303,195

Cash and cash equivalents:
Increase in cash and cash equivalents	3,573	5,482	21,807
Balance, beginning of period	18,234	7,499	—

Balance, end of period	$21,807	$12,981	$21,807

The accompanying notes are an integral part of these condensed consolidated financial statements

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Basis of Presentation

Hotel A, LLC was formed on April 17, 2001 as a Nevada limited-liability company. On May 15, 2002, Hotel A, LLC changed its name to Wynn Las Vegas, LLC. Hotel A, LLC and its successor, Wynn Las Vegas, LLC is hereafter referred to as the “Company”. The sole member of the Company is Wynn Resorts Holdings, LLC (“Holdings”). The sole member of Holdings is Valvino Lamore, LLC (“Valvino”). On September 24, 2002, all of the members of Valvino contributed 100% of the membership interests in Valvino (210,834 shares) to Wynn Resorts, Limited (“Wynn Resorts”) in exchange for 40,000,000 shares of Wynn Resorts common stock. At that time, Valvino became a wholly owned subsidiary of Wynn Resorts.

The Company was primarily organized to construct and operate Wynn Las Vegas, a luxury hotel and destination casino resort currently being constructed on the site of the former Desert Inn Resort and Casino (the “Desert Inn”) in Las Vegas, Nevada. Wynn Las Vegas will occupy approximately 217 acres of land for the resort casino, including approximately 20 acres of land for its anticipated expansion facilities held by Bora Bora, LLC, an affiliate of the Company and wholly-owned subsidiary of Wynn Resorts, land for guest and employee parking facilities and approximately 142 acres comprising the golf course held by Holdings. Wynn Design & Development, LLC, a wholly-owned subsidiary of Valvino and affiliate of the Company acts as the construction manager and transfers the costs to construct Wynn Las Vegas to the Company.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The accompanying condensed consolidated financial statements included herein have been prepared by the Company, without audit, on a basis consistent with that of the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the results for the interim periods have been made. The results for the three and nine months ended September 30, 2004 are not necessarily indicative of results to be expected for the full fiscal year and the financial information included herein may not necessarily be indicative of the conditions that would have existed or the results of operations had the Company been a separate, stand-alone entity during the periods presented. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto of the Company as of and for the year ended December 31, 2003.

Certain amounts in the 2003 condensed consolidated financial statements have been reclassified to conform to the 2004 presentation. In particular, during 2004, the Company reclassified amounts charged to affiliate companies and to executives for personal use of the corporate aircraft from a component of revenues to offset the expenses incurred in operating the aircraft. These reclassifications had no effect on the previously reported net loss accumulated during the development stage.

2. Employee Stock-Based Compensation

The Company applies the provisions of Emerging Issues Task Force (“EITF”) 00-23, “Options Granted to Employees of Entities under Common Control” and records the cost of equity instruments granted by Wynn Resorts to employees of the Company in the Company’s consolidated financial statements as a capital contribution.

As permitted by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123,” the Company continues to apply the provisions of Accounting Principles Board (“APB”) Opinion No. 25 and related interpretations in accounting for its employee stock-based compensation, which measures compensation cost on an intrinsic-value, rather than a fair-value, basis. Accordingly, compensation expense is recognized only to the extent that the market value at the date of grant exceeds the exercise price. The following table illustrates the effect on the net loss if the Company had applied the fair-value provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” to stock-based employee compensation (amounts in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,		Period from Inception to September 30 2004
	2004	2003	2004	2003
Net loss as reported	$(12,470)	$(4,322)	$(54,270)	$(10,713)	$(78,243)
Less: total stock-based employee compensation determined under the fair-value based method for all awards	(365)	(249)	(1,459)	(748)	(2,464)

Proforma net loss	$(12,835)	$(4,571)	$(55,729)	$(11,461)	$(80,707)

3. Supplemental Disclosure of Cash Flow Information

Amortization of deferred compensation transferred from Wynn Resorts related to employees dedicated to the construction of Wynn Las Vegas and capitalized into construction in progress for the nine months ended September 30, 2004 and 2003, and for the period from inception to September 30, 2004 totaled approximately $1.6 million, $2.4 million, and $3.9 million, respectively.

The decrease in the fair value of interest rate swaps accounted for as cash flow hedges for the nine months ended September 30, 2004 totaled approximately $2.9 million. The increase in the fair value of interest rate swaps accounted for as cash flow hedges for the nine months ended September 30, 2003 and for the period from inception to September 30, 2004, totaled approximately $5.7 million and $5.9 million, respectively.

Aircraft purchases financed by debt totaled approximately $21.7 million, $0 and $50.2 million for the nine months ended September 30, 2004 and 2003, and the period from inception to September 30, 2004, respectively.

Acquisitions during the nine months ended September 30, 2004 financed with short and long-term liabilities, are approximately $4.4 million relating to production rights purchased for Avenue Q, as discussed in Note 7. Commitments and Contingencies.

4. Related Party Transactions

The Company periodically incurs costs on behalf of Stephen A. Wynn, Wynn Resorts’ Chairman of the Board, Chief Executive Officer and one of its principal stockholders (“Mr. Wynn”) and the other executive officers of Wynn Resorts and the Company, including costs with respect to their personal use of the corporate aircraft. Mr. Wynn and these other officers have deposits to prepay any such items. These deposits are replenished on an ongoing basis as needed. At September 30, 2004 and December 31, 2003, Wynn Resorts’ net liability to Mr. Wynn and other officers was approximately $97,000 and $60,000, respectively.

The Company also charges affiliates such as Wynn Resorts and certain of its subsidiaries such as Wynn Group Asia, Inc. (which includes Wynn Resorts (Macau) S.A.) for use of the corporate aircraft. These charges are reported as a reduction in the costs to operate the aircraft in the accompanying statements of operations. There was no aircraft revenue from third parties for the three and nine months ended September 30, 2004 and 2003. Prior to January 1, 2003, the Company occasionally earned aircraft revenue from third party charters. For the period from inception to September 30, 2004, third party aircraft revenue was approximately $790,000.

Until it was closed on May 6, 2004, Holdings operated an art gallery at the former Desert Inn displaying The Wynn Collection, a collection of fine art owned by Mr. and Mrs. Wynn. Under the terms of the Art Rental and Licensing Agreement (the “Art Agreement”) under which The Wynn Collection was exhibited at the time the art gallery was closed, Mr. and Mrs. Wynn leased The Wynn Collection to Holdings for an annual fee of one dollar ($1), and Holdings was entitled to retain all revenues from the public display of The Wynn Collection and the related merchandising revenues. Holdings was responsible for all expenses incurred in exhibiting and safeguarding The Wynn Collection, including the cost of insurance (including terrorism insurance) and taxes relating to the rental of The Wynn Collection.

On August 6, 2004, the Art Agreement was amended to set forth the terms and conditions under which The Wynn Collection will be exhibited at Wynn Las Vegas effective upon the opening of the new resort (planned for April 2005). The terms of the amended Art Agreement are substantially the same as the terms under which Holdings most recently had displayed The Wynn Collection in the gallery in the former Desert Inn, including an annual rental of one dollar ($1) for all of the leased works.

On August 6, 2004, Holdings also entered into agreements with Mr. Wynn that confirm and clarify Wynn Resorts’ and its affiliates’ (including the Company’s) rights to use the “Wynn” name and Mr. Wynn’s persona in connection with its casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted the Company an exclusive, fully paid-up, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating, the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted the Company the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017.

For the period from inception through September 30, 2004, the accompanying statements of operations include allocations from Valvino or Wynn Resorts, its successor, for legal, accounting, human resource, information services, real estate, or other corporate support services. The corporate support service allocations have been determined on a basis that Wynn Resorts or Valvino and the Company consider to be reasonable estimates of the utilization of service provided or the benefit received by the Company. The allocation methods include specific identification, relative cost, square footage and headcount. Allocated costs are reflected in pre-opening costs. In addition Wynn Resorts and Valvino transferred assets, including the corporate aircraft and proceeds from Wynn Resorts’ initial public offering and initial cash contributions, directly to the Company. Certain water rights for the Wynn Las Vegas lake were also transferred in 2003. These transfers and allocations are the primary components of the amounts due to related parties in the accompanying condensed consolidated balance sheets as of September 30, 2004 and December 31, 2003.

5. Property and Equipment

Property and equipment as of September 30, 2004 and December 31, 2003, consist of the following (amounts in thousands):

	September 30, 2004	December 31, 2003
Land	$208,128	$161,880
Airplane	43,787	38,000
Furniture, fixtures and equipment	6,899	2,058
Construction in progress	1,186,443	565,230
	1,445,257	767,168

Less: accumulated depreciation	(1,552)	(3,914)

	$1,443,705	$763,254

In July 2004, the Company purchased certain land and buildings across Sands Avenue from Wynn Las Vegas. The purchase price for the land and buildings was $45 million. The current carrying value of the land of approximately $46.2 million includes the purchase price plus transaction and other costs incurred in preparing the property for development as a parking facility.

During the third quarter of 2004, the Company sold its Global Express aircraft $33.0 million.

Construction in progress includes interest and other costs capitalized in conjunction with the Wynn Las Vegas project.

6. Long-Term Debt

Long-term debt as of September 30, 2004 and December 31, 2003, consists of the following (amounts in thousands):

	September 30, 2004	December 31, 2003
12% Second Mortgage Notes, net of original issue discount of approximately $13.6 million and $22.8 million, respectively due November 1, 2010; effective interest at approximately 12.9%	$233,973	$347,220
$250 million Delay Draw Term Loan Facility; interest at LIBOR plus 5.5% (approximately 7.3%)	250,000	—
$198.5 Million FF&E Facility; interest at LIBOR plus 4%; (approximately 5.8% and 5.2%, respectively)	70,309	38,000
$800 million Revolving Credit Facility; interest at LIBOR plus 4% (approximately 5.8%)	40,246	—
	594,528	385,220

Current portion of long-term debt	—	—

	$594,528	$385,220

During the second and third quarters of 2004, the Company drew approximately $9.7 million and the remaining approximately $240.3 million, respectively of available borrowings under its $250 million delay draw senior secured term loan facility (the “Term Loan Facility”). The proceeds were applied to Wynn Las Vegas’ construction costs. The Term Loan Facility is guaranteed by Wynn Resorts as the parent company, Valvino and its subsidiaries (excluding Wynn Completion Guarantor, LLC, and Desert Inn Improvement Company, LLC) and certain of Valvino’s affiliates. The Term Loan Facility also is secured by a first priority security interest in a $50.0 million completion guarantee and a $30.0 million liquidity reserve account; a first priority pledge of all equity interests in, and a first priority security interest in substantially all the assets of, Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (together, the “Issuers”) and certain of their affiliates; first mortgages on all real property constituting Wynn Las Vegas, and a second priority security interest on the furniture, fixtures and equipment securing the FF&E facility described below. The Term Loan Facility matures in October 2009 and, prior to the opening of Wynn Las Vegas; annual interest is charged on outstanding borrowings at the London Interbank Offered Rate (“LIBOR”) plus 5.5%. Subsequent to the opening of Wynn Las Vegas, the applicable interest rate is subject to adjustment based upon the Company’s leverage ratio.

During the third quarter of 2004, the Company amended its $188.5 million FF&E facility (the “FF&E Facility”) to increase the available commitments thereunder to $198.5 million and borrowed the $10 million of increased availability to partially replenish cash balances used to purchase a corporate aircraft in June 2004. The FF&E Facility provides financing for furniture, fixtures and equipment for Wynn Las Vegas. Obligations under the FF&E Facility are guaranteed by the same guarantors as those which guarantee the obligations under the Term Loan Facility, on a senior unsecured basis. The FF&E Facility matures in October 2009, and annual interest is charged on outstanding borrowings at LIBOR plus 4%. In addition, fees are charged on the unused available borrowings at an annual rate of 4%.

During the third quarter of 2004, the Company amended its bank credit facilities to increase the $750 million senior secured revolving credit facility (the “Revolver”) by $50 million to finance the purchase of certain land and buildings across Sands Avenue from Wynn Las Vegas. The purchase price was $45 million, and transaction, closing and certain other expected future costs, including interest, increased the required funding by an additional $5 million. During the third quarter of 2004, the Company began borrowing under the Revolver. The Revolver is guaranteed by Wynn Resorts as the parent company, Valvino and its subsidiaries (excluding Wynn Completion Guarantor, LLC, and Desert Inn Improvement Company, LLC) and certain of Valvino’s affiliates. The Revolver also is secured by a first priority security interest in a $50 million completion guarantee and a $30.0 million liquidity reserve account; a first priority pledge of all equity interests in, and a first priority security interest in substantially all the assets of, the Issuers and certain of their affiliates; first mortgages on all real property constituting Wynn Las Vegas; and a second priority security interest on the furniture, fixtures and equipment securing the FF&E Facility described above. The Revolver matures in October 2008 and, prior to the opening of Wynn Las Vegas, annual interest is charged on outstanding borrowings at LIBOR plus 4%. Subsequent to the opening of Wynn Las Vegas, the applicable interest rate is subject to adjustment based upon the Company’s leverage ratio. In addition, fees are charged on the unused available borrowings at an annual rate of 2%.

The Company seeks to manage the interest rate risk associated with its variable rate borrowings, through balancing fixed-rate and variable-rate borrowings and the use of derivative financial instruments. The Company’s interest rate swaps have been designated as cash flow hedges of its Revolver, its Term Loan Facility and its FF&E Facility in accordance SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. As of September 30, 2004 and December 31, 2003, the Company recorded approximately $5.9 million and $8.8 million in other assets, respectively, to reflect the fair value of the hedges. The $2.9 million decrease in the fair value during the nine months ended September 30, 2004 was recorded as a component of comprehensive income. The fair value approximates the amount the Company would receive if these contracts were settled at the respective valuation date. Fair value is estimated based upon current, and predictions of future, interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions, and therefore, is subject to significant estimation and a high degree of variability of fluctuation between periods.

7. Commitments and Contingencies

Las Vegas

Wynn Las Vegas’ project budget, including amendments as of September 30, 2004, was approximately $2.7 billion. This amount includes the cost of the Company’s and certain of its affiliates’ acquisition of approximately 235 acres of land, costs of design and construction, capitalized interest, pre-opening expenses, financing fees and construction contingencies. Also included in this amount is approximately $61 million for a portion of the anticipated budget of a future expansion of the resort, which will include an additional hotel and casino and related amenities. Although the scope and design of the future expansion continues to be developed, the budget to date includes amounts for a parking addition, office relocation, demolition and certain interest and financing costs and professional fees.

Through September 30, 2004, the Company and certain of its affiliates have funded approximately $1.8 billion of the total $2.7 billion of budgeted project costs with equity contributions and debt. As of September 30, 2004, budgeted costs still to be incurred totaled approximately $883.0 million, and the Company and its affiliates responsible for the Wynn Las Vegas project had availability under its existing credit agreements and long-term restricted cash available for the project of approximately $912.0 million, plus $70.9 million of the $80 million of the completion guarantee and liquidity reserve accounts. The Company anticipates incurring additional costs that will require it to use a significant portion of the remaining $70.9 million completion guarantee and liquidity reserve balance in order to complete Wynn Las Vegas. As these amounts are committed for use, the project budget will increase correspondingly. In addition, the Company anticipates using all available construction contingencies. In summary, all of the anticipated project costs are covered by the $2.7 billion budget and in the additional funds provided by the financing for Wynn Las Vegas.

At September 30, 2004, the project budget included various contractual commitments for developing, constructing and equipping Wynn Las Vegas totaling approximately $2.4 billion, including guaranteed maximum price contracts with the three prime contractors for the construction of the hotel and casino for approximately $1.0 billion, construction of the Wynn Las Vegas golf course for approximately $18.0 million and construction of the parking garage for approximately $10.1 million. The parking structure is substantially complete and is currently used for parking by construction personnel.

The Company has entered into leases for six retail outlets, license and distribution agreements for five additional retail outlets, and joint venture agreements for the operation of three other retail outlets in Wynn Las Vegas. Each of these retail outlets will open concurrently with the opening of Wynn Las Vegas. In connection with these arrangements, Wynn Las Vegas has provided some of the retail tenants an allowance for improvements. These improvement allowances are included in the budgeted costs to construct Wynn Las Vegas.

In addition to the above, to accommodate its preopening efforts, the Company and certain of its affiliates lease office space at three locations, a hangar for its corporate aircraft and certain warehouse facilities, all in Las Vegas. These leases expire at various dates between June 2005 and February 2007.

The Company has entered into long-term agreements with Productions Du Dragon, S.A., a creative production company (“Dragon”) and Calitri Services and Licensing Limited Liability Company, its affiliated production services company (“Calitri”), for the licensing, creation, development and executive production of the water-based production show at Wynn Las Vegas to be named “Le Rêve”. Under these agreements the Company is required to pay certain up-front creation and licensing fees, production costs and, upon opening of the production, a royalty of 10% of net ticket revenues and retail sales, and 50% of the show and retail profits to Dragon and Calitri as calculated in accordance with the terms of the agreements. The term of each of the agreements is ten years after the opening date of the show, which will coincide with the opening of Wynn Las Vegas, with one five-year renewal option.

The Company also has an option with the Dragon and Calitri for the development of a second production show for Wynn Las Vegas or for another project. The exercise of the option will require the payment of an additional $1 million and any additional project will require additional funds to develop.

In June 2004, the Company purchased the rights to stage “Avenue Q,” the Tony Award-winning musical production currently playing on Broadway in New York City. The Company also entered into a Production Services Agreement with Q Las Vegas, LLC, an affiliate of the New York producer, for all production services. The Company will present this show at Wynn Las Vegas’ second showroom, which is scheduled for completion in the second half of 2005.

At September 30, 2004 and December 31, 2003, other assets included $26.9 million and $8.7 million, respectively, of amounts paid or accrued for creation and development costs in conjunction with these entertainment agreements.

Self-insurance

The Company is covered under a self-insured medical plan up to a maximum of $40,000 per year for each insured person. Amounts in excess of these thresholds are covered by the Company’s insurance programs, subject to customary policy limits.

Employment Agreements

The Company has entered into employment agreements with several executive officers, other members of management and certain key employees. These agreements generally have three- to five-year terms and typically indicate a base salary with specified annual increases, and often contain provisions for guaranteed bonuses. Certain of the executives are also entitled to a separation payment if terminated without “cause” or upon voluntary termination of employment for “good reason” following a “change of control” (as these terms are defined in the employment contracts).

Litigation

The Company occasionally is a party to lawsuits. As with all litigation, no assurance can be provided as to the outcome of such matters and we note that litigation inherently involves significant costs.

8. Consolidating Financial Information of Guarantors and Issuers

The following consolidating financial statements present information related to Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. as the Issuers of the Notes, their guarantor subsidiaries (Wynn Show Performers, LLC; Wynn Sunrise, LLC; World Travel, LLC and Las Vegas Jet, LLC) and non-guarantor subsidiary (Wynn Completion Guarantor, LLC) as of September 30, 2004 and December 31, 2003 and for the three and nine months ended September 30, 2004 and 2003 and for the period from inception to September 30, 2004.

The following condensed consolidating financial statements are presented in the provided form because: (i) the guarantors are wholly owned subsidiaries of Wynn Las Vegas; (ii) the guarantees are considered to be full and unconditional, that is, if the Issuers fail to make a scheduled payment, the guarantors are obligated to make the scheduled payment immediately and, if they don’t, any holder of the second mortgage notes may immediately bring suit directly against the guarantors for payment of all amounts due and payable; and (iii) the guarantees are joint and several.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING BALANCE SHEET INFORMATION

AS OF SEPTEMBER 30, 2004

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$21,794	$13	$—	$—	$21,807
Receivables, net	18	104	—	—	122
Inventories	533	—	—	—	533
Prepaid expenses	1,821	174	—	—	1,995

Total current assets	24,166	291	—	—	24,457

Restricted cash and investments	79,900	—	50,384	—	130,284
Property and equipment, net	1,353,780	89,925	—	—	1,443,705
Aircraft held for sale	—	—	—	—	—
Waterrights	256	—	—	—	256
Trademark	1,000	—	—	—	1,000
Deferred financing costs	40,611	—	—	—	40,611
Investment in subsidiaries	7,954	—	—	(7,954)	—
Other assets	44,718	551	—	—	45,269

Total assets	$1,552,385	$90,767	$50,384	$(7,954)	$1,685,582

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts and construction payables	$2,042	$46	$—	$—	$2,088
Accrued interest	13,578	—	—	—	13,578
Accrued compensation and benefits.	2,907	359	—	—	3,266
Accrued expenses and other	4,508	—	—	—	4,508
Due to affiliates	71,445	—	—	—	71,445

Total current liabilities	94,480	405	—	—	94,885
Long-term debt	594,528	—	—	—	594,528
Other long-term liabilities	1,600	—	—	—	1,600
Due to affiliates	697,091	83,700	49,092	—	829,883

Total liabilities	1,387,699	84,105	49,092	—	1,520,896

Commitments and contingencies
Member’s equity:
Contributed capital	237,075	11,925	—	(11,925)	237,075
Accumulated other comprehensive income	5,854	—	—	—	5,854
Deficiency accumulated from inception during the development stage	(78,243)	(5,263)	1,292	3,971	(78,243)

Total member’s equity	164,686	6,662	1,292	(7,954)	164,686

Total liabilities and member’s equity	$1,552,385	$90,767	$50,384	$(7,954)	$1,685,582

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2003

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$18,236	$(2)	$—	$—	$18,234
Restricted cash and investments	58,312	—	—	—	58,312
Receivables, net	11	—	—	—	11
Inventories	—	—	—	—	—
Prepaid expenses	247	319	—	—	566

Total current assets	76,806	317	—	—	77,123

Restricted cash and investments	247,508	—	50,321	—	297,829
Property and equipment, net	728,663	34,591	—	—	763,254
Water rights	256	—	—	—	256
Trademark	1,000	—	—	—	1,000
Deferred financing costs	50,972	—	—	—	50,972
Investment in subsidiaries	8,040	—	—	(8,040)	—
Other assets	18,745	4	—	—	18,749

Total assets	$1,131,990	$34,912	$50,321	$(8,040)	$1,209,183

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts and construction payables	$562	$—	$—	$—	$562
Accrued interest	9,438	—	—	—	9,438
Accrued compensation and benefits.	875	38	—	—	913
Other accrued expenses	173	1	—	—	174
Due to affiliates	48,874	—	—	—	48,874

Total current liabilities	59,922	39	—	—	59,961
Long-term debt	385,220	—	—	—	385,220
Due to affiliates	464,953	27,650	49,504	—	542,107

Total liabilities	910,095	27,689	49,504	—	987,288

Commitments and contingencies
Member’s equity:
Contributed capital	237,075	11,925	—	(11,925)	237,075
Accumulated other comprehensive income	8,793	—	—	—	8,793
Deficit accumulated from inception during the development stage	(23,973)	(4,702)	817	3,885	(23,973)

Total member’s equity	221,895	7,223	817	(8,040)	221,895

Total liabilities and member’s equity	$1,131,990	$34,912	$50,321	$(8,040)	$1,209,183

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED SEPTEMBER 30, 2004

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Airplane revenues	$—	$—	$—	$—	$—

Expenses:
Pre-opening costs	12,787	(1,431)	—	—	11,356
Depreciation and amortization	460	409	—	—	869
Cost of water	1	—	—	—	1
Loss on sale of assets	—	—	—	—	—
Loss from incidental operations	61	671	—	—	732

Total expenses	13,309	(351)	—	—	12,958

Operating loss	(13,309)	351	—	—	(12,958)

Other income (expense):
Interest expense, net	—	—	—	—	—
Interest income	282	—	206	—	488
Loss on extinguishment of debt	—	—	—	—	—
Equity in loss of subsidiaries	557	—	—	(557)	—

Other income (expense), net	839	—	206	(557)	488

Net income (loss) accumulated during the development stage	$(12,470)	$351	$206	$(557)	$(12,470)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED SEPTEMBER 30, 2003

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Airplane revenues	$—	$—	$—	$—	$—

Expenses:
Pre-opening costs	4,641	(321)	—	—	4,320
Depreciation and amortization	25	489	—	—	514
Loss from incidental operations	84	—	—	—	84

Total expenses	4,750	168	—	—	4,918

Operating loss	(4,750)	(168)	—	—	(4,918)

Other income (expense):
Interest expense, net	(1,234)	—	—	—	(1,234)
Interest income	1,655	—	175	—	1,830
Equity in loss of subsidiaries	7	—	—	(7)	—

Other income (expense), net	428	—	175	(7)	596

Net income (loss) accumulated during the development stage	$(4,322)	$(168)	$175	$(7)	$(4,322)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

NINE MONTHS ENDED SEPTEMBER 30, 2004

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Airplane revenues	$—	$—	$—	$—	$—

Expenses:
Pre-opening costs	28,663	(2,046)	(4)	—	26,613
Depreciation and amortization	904	1,386	—	—	2,290
Cost of water	3	—	—	—	3
Loss on sale of assets	—	550	—	—	550
Loss from incidental operations	240	671	—	—	911

Total expenses	29,810	561	(4)	—	30,367

Operating income (loss)	(29,810)	(561)	4	—	(30,367)

Other income (expense):
Interest expense, net	—	—	—	—	—
Interest income	1,254	—	471	—	1,725
Loss on extinguishment of debt	(25,628)	—	—	—	(25,628)
Equity in loss of subsidiaries	(86)	—	—	86	—

Other income (expense), net	(24,460)	—	471	86	(23,903)

Net income (loss) accumulated during the development stage	$(54,270)	$(561)	$475	$86	$(54,270)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

NINE MONTHS ENDED SEPTEMBER 30, 2003

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Airplane revenues	$—	$—	$—	$—	$—

Expenses:
Pre-opening costs	11,029	(478)	3	—	10,554
Depreciation and amortization	49	1,456	—	—	1,505
Loss from incidental operations	233	—	—	—	233

Total expenses	11,311	978	3	—	12,292

Operating loss	(11,311)	(978)	(3)	—	(12,292)

Other income (expense):
Interest expense, net	(5,157)	—	—	—	(5,157)
Interest income	6,209	—	527	—	6,736
Equity in loss of subsidiaries	(454)	—	—	454	—

Other income (expense), net	598	—	527	454	1,579

Net income (loss) accumulated during the development stage	$(10,713)	$(978)	$524	$454	$(10,713)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

PERIOD FROM INCEPTION TO SEPTEMBER 30, 2004

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Airplane revenues	$—	$790	$—	$—	$790

Expenses:
Pre-opening costs	51,113	(1,153)	3	—	49,963
Depreciation and amortization	1,087	5,095	—	—	6,182
Cost of water	3	—	—	—	3
Loss on sale of assets	—	583	—	—	583
Loss from incidental operations	758	671	—	—	1,429

Total expenses	52,961	5,196	3	—	58,160

Operating income (loss)	(52,961)	(4,406)	(3)	—	(57,370)

Other income (expense):
Interest expense, net	(6,063)	(857)	—	—	(6,920)
Interest income	10,380	—	1,295	—	11,675
Loss on extinguishment of debt	(25,628)	—	—	—	(25,628)
Equity in loss of subsidiaries	(3,971)	—	—	3,971	—

Other income (expense), net	(25,282)	(857)	1,295	3,971	(20,873)

Net income (loss) accumulated during the development stage	$(78,243)	$(5,263)	$1,292	$3,971	$(78,243)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION

NINE MONTHS ENDED SEPTEMBER 30, 2004

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss) accumulated during the development stage	$(54,270)	$(561)	$475	$86	$(54,270)
Adjustments to reconcile net income (loss) accumulated during the development stage to net cash provided by operating activities:
Depreciation and amortization	904	1,386	—	—	2,290
Write-offs and amortization of deferred financing costs and original issue discount	19,534	—	—	—	19,534
(Gain) / Loss on sale of fixed assets	—	550	—	—	550
Equity in loss of subsidiaries	86	—	—	(86)	—
Increase (decrease) in cash from changes in:
Receivables, net	(7)	(104)	—	—	(111)
Inventories and prepaid expenses	(2,107)	145	—	—	(1,962)
Accounts payable and accrued expenses	8,387	366	—	—	8,753

Net cash provided by (used in) operating activities	(27,473)	1,782	475	—	(25,216)

Cash flows from investing activities:
Capital expenditures, net of construction payables	(572,054)	(46,570)	—	—	(618,624)
Restricted cash and investments	225,920	—	(63)	—	225,857
Other assets	(23,712)	(547)	—	—	(24,259)

Net cash provided by (used in) investing activities	(369,846)	(47,117)	(63)	—	(417,026)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	322,555	—	—	—	322,555
Principal payments of long-term debt	(122,420)	—	—	—	(122,420)
Due from related parties	200,742	45,350	(412)	—	245,680

Cash flows from financing activities:	400,877	45,350	(412)	—	445,815

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	3,558	15	—	—	3,573
Balance, beginning of period	18,236	(2)	—	—	18,234

Balance, end of period	$21,794	$13	$—	$—	$21,807

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION

NINE MONTHS ENDED SEPTEMBER 30, 2003

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss) accumulated during the development stage	$(10,713)	$(978)	$524	$454	$(10,713)

Adjustments to reconcile net income (loss) accumulated during the development stage to net cash provided by operating activities:
Depreciation and amortization	49	1,456	—	—	1,505
Amortization of deferred financing costs and original issue discount	9,353	—	—	—	9,353
Equity in loss of subsidiaries	454	—	—	(454)	—
Increase (decrease) in cash from changes in:
Receivables, net	11	(184)	—	—	(173)
Inventories and prepaid expenses	(30)	(178)	—	—	(208)
Accounts payable and accrued expenses	10,442	(2)	—	—	10,440

Total adjustments	20,279	1,092	—	(454)	20,917

Net cash provided by (used in) operating activities	9,566	114	524	—	10,204

Cash flows from investing activities:
Capital expenditures, net of construction payables	(283,562)	(133)	—	—	(283,695)
Restricted cash and investments	258,835	—	(24)	—	258,811
Investment in subsidiaries	—	—	—	—	—
Other assets	(2,198)	13	—	—	(2,185)

Net cash provided by (used in) investing activities	(26,925)	(120)	(24)	—	(27,069)

Cash flows from financing activities:
Due from related parties	22,835	12	(500)	—	22,347

Net cash provided by (used in) financing activities	22,835	12	(500)	—	22,347

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	5,476	6	—	—	5,482
Balance, beginning of period	7,508	(9)	—	—	7,499

Balance, end of period	$12,984	$(3)	$—	$—	$12,981

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION

PERIOD FROM INCEPTION TO SEPTEMBER 30, 2004

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss) accumulated during the development stage	$(78,243)	$(5,263)	$1,292	$3,971	$(78,243)

Adjustments to reconcile net income (loss) accumulated during the development stage to net cash provided by operating activities:
Depreciation and amortization	1,087	5,095	—	—	6,182
Write-off and amortization of deferred financing costs and original issue discount	32,041	—	—	—	32,041
(Gain) / Loss on sale of fixed assets	—	583	—	—	583
Equity in loss of subsidiaries	3,971	—	—	(3,971)	—
Increase (decrease) in cash from changes in:
Receivables, net	(18)	(104)	—	—	(122)
Inventories and prepaid expenses	(2,354)	(174)	—	—	(2,528)
Accounts payable and accrued expenses	19,435	409	—	—	19,844

Total adjustments	54,162	5,809	—	(3,971)	56,000

Net cash provided by (used in) operating activities	(24,081)	546	1,292	—	(22,243)

Cash flows from investing activities:
Capital expenditures, net of construction payables	(1,012,631)	(81,015)	—	—	(1,093,646)
Restricted cash and investments	(79,900)	—	(50,384)	—	(130,284)
Investment in subsidiaries	(11,925)	—	—	11,925	—
Other assets	(34,664)	(551)	—	—	(35,215)

Net cash used in investing activities	(1,139,120)	(81,566)	(50,384)	11,925	(1,259,145)

Cash flows from financing activities:
Equity contributions	237,075	11,925	—	(11,925)	237,075
Deferred financing costs	(61,735)	—	—	—	(61,735)
Proceeds from issuance of long-term debt	703,889	—	—	—	703,889
Principal payments of long-term debt	(122,420)	—	—	—	(122,420)
Due from related parties	428,186	69,108	49,092	—	546,386

Net cash provided by financing activities	1,184,995	81,033	49,092	(11,925)	1,303,195

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	21,794	13	—	—	21,807
Balance, beginning of period	—	—	—	—	—

Balance, end of period	$21,794	$13	$—	$—	$21,807